UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023 (January 26, 2023)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The Company is subject to this disclosure because, as of January 26, 2023, its unregistered sales of equity securities that were not previously reported, in the aggregate, exceeded 5% of the shares of its common stock outstanding as of January 9, 2023.

Issuance of Shares in Convertible Note Exchange Transaction

On January 23, 2023, the Company and the holder of its secured convertible promissory note issued April 2, 2021 (the “April 2 Note”), in satisfaction of a redemption, entered into an exchange agreement pursuant to which the April 2 Note was partitioned and a new note was issued in the principal amount of $0.5 million. The new note was exchanged concurrently for approximately 2.5 million newly issued shares of common stock. The Company relied on the exemption afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for the exchange transaction described above.

Private Placement of Common Stock and Warrants through Placement Agent

In January 2023, the Company commenced a private offering (the “Offering”) to accredited investors of units through a placement agent. Each unit will consist of one share of common stock and one warrant to purchase one share of common stock. The final purchase price per unit will be equal to 90% of (i) the intraday volume weighted average price of the common stock as of the first closing, which occurred on January 13, 2023, or (ii) the intraday volume weighted average price of the common stock on the date of the final closing in the Offering, whichever is lower. As of January 31, 2023, the Company had received binding subscription agreements to purchase units at a total purchase price of approximately $7.9 million, or an estimated total of approximately 34.2 million units based on a purchase price of $0.23 per unit.

The warrants to be issued in the Offering will have a five-year term and an exercise price of $0.50 per share. The warrants will be exercisable in full when issued. Except as described above, the terms of the warrants will be substantially similar to the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021.

The Company has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”), and cause the SEC to declare effective, a registration statement under the Securities Act covering the resale of the shares and warrants to purchase shares of common stock sold in the Offering.

As a fee to the placement agent, the Company has agreed to pay a cash fee equal to 12% of the gross proceeds received from qualified investors in the Offering, as well as a one-time non-accountable expense fee of $25.0 thousand in the aggregate for all closings in the Offering. The Company has also agreed to issue to the placement agent or its designees warrants with a 10-year term to purchase 15% of the total number of shares of common stock sold to qualified investors in the Offering.

The Company is relying on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act in connection with the Offering.

Down Round Provision Issuance

During December 2022, shares previously issued in November 2022 to certain accredited investors directly by the Company in connection with a private warrant exchange became subject to a down round provision included in the securities purchase agreements. The required adjustments resulted in the issuance of a total of approximately 0.5 million additional shares of common stock. The Company relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder for the original issuances and the make-whole transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: February 1, 2023	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer